UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
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Wynn Resorts, Limited

(Name of Registrant as Specified In Its Charter)

Elaine P. Wynn

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Wynn Resorts Co-Founder and Largest Shareholder Elaine P. Wynn Files Investor Presentation

Continues to Urge Shareholders to WITHHOLD Votes from

Legacy Director Nominee John J. Hagenbuch

LAS VEGAS – May 2, 2018 – Elaine P. Wynn, co-founder and the largest shareholder of Wynn Resorts, Limited (NASDAQ: WYNN) (“Wynn Resorts,” “Wynn,” the “Company”), today filed an investor presentation in connection with her WITHHOLD the vote campaign against Wynn legacy director candidate John J. Hagenbuch, who is up for re-election at Wynn’s annual meeting of shareholders scheduled for Wednesday, May 16, 2018, in Las Vegas, Nevada.

A copy of the presentation can be found here: https://www.sec.gov/Archives/edgar/data/1174922/000121390018005380/dfan14a050218a_wynnresort.htm

In the presentation, Ms. Wynn outlines:

●	Her arguments for why shareholders should vote WITHHOLD with respect to the re-election of Mr. Hagenbuch, which focuses on multiple, independent reasons to vote WITHHOLD as to Mr. Hagenbuch:

o	His role as a longtime member of the Compensation Committee;

o	His role on the Special Committee responsible for overseeing the investigation into allegations of sexual harassment by his close friend, Stephen A. Wynn, the Company’s former Chairman and CEO;

o	Potential conflicts of interest that, in Ms. Wynn’s view, could cause longstanding legacy directors like Mr. Hagenbuch to make short-sighted decisions at the expense of long-term shareholder value; and

o	As a referendum on all of the longstanding legacy directors, whom she believes personify the Company’s serious governance deficiencies.

●	The ramifications of the Wynn board’s failure to address the allegations involving Mr. Wynn, which have negatively impacted the Company’s brand and reputation and triggered regulatory scrutiny.

●	How the potential conflicts of interest of longstanding legacy directors could affect decisions with respect to Wynn’s most significant domestic opportunity and key strategic asset – Wynn Boston Harbor – and in turn, destroy shareholder value.

●	The Company’s poor governance practices, such as having a classified board, and recent statements by CEO Matt Maddox that he will be joining the board this summer, which, if true, would mean he would not be subject to a shareholder vote until 2019 at the earliest (and possibly as late as 2021).

Additionally, Ms. Wynn re-emphasized the purpose of her efforts: “My focus is on enhancing the Company’s long-term value, eliminating the risk of longtime legacy directors making short-sighted decisions, restoring the Company’s reputation and transforming it from a corporate governance laggard into a corporate governance leader.”

Important Additional Information

Elaine P. Wynn is a participant in the solicitation of proxies from the shareholders of Wynn Resorts, Limited (the “Company”) in connection with the Company’s 2018 annual meeting of shareholders (the “Annual Meeting”). On April 27, 2018, Ms. Wynn filed a definitive proxy statement (the “Definitive Proxy Statement”) and form of BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from the Company’s shareholders. A description of Ms. Wynn’s direct or indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement. MS. WYNN STRONGLY ENCOURAGES THE COMPANY’S SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The Definitive Proxy Statement was first sent to the shareholders of the Company on or about April 30, 2018 and is accompanied by a BLUE proxy card. Shareholders may obtain the Definitive Proxy Statement and any other relevant documents at no charge from the SEC’s website at www.sec.gov or by contacting Ms. Wynn’s proxy solicitor MacKenzie Partners, Inc. at wynn@mackenziepartners.com or by calling toll-free (800) 322-2885 or collect (212) 929-5500.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of Ms. Wynn’s proxy materials,
please contact MacKenzie Partners, Inc. at the phone numbers listed below.

1407 Broadway, 27th Floor
New York, New York 10018
Call Collect: (212) 929-5500
or
Toll-Free: (800) 322-2885
Email: wynn@mackenziepartners.com